UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:

September 28, 2007

(Date of earliest event reported: September 25, 2007)

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

12130 State Highway 3, Building 1

Webster, Texas  77598

(Address of principal executive offices, including zip code)

(713) 558-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On September 25, 2007, SPACEHAB, Incorporated (the “Company”) received a letter from The NASDAQ Stock Market notifying the Company of its failure to comply with Marketplace Rule 4310(c)(3), which requires the Company to have $500,000 of net income from operations for the most recently completed fiscal year or two of the three most recently completed fiscal years; or $35,000,000 market value of listed securities; or $2,500,000 in stockholder’s equity.  Under these circumstances, the NASDAQ staff is reviewing the Company’s eligibility for continued listing on the NASDAQ Capital Market.

On September 21, 2007, the Company filed its annual report on Form 10-K which included an audit report by the Company’s independent registered public accounting firm containing a going concern qualification. The Company makes this announcement in compliance with NASDAQ Marketplace Rule 4350(b)(1)(B), which requires any NASDAQ listed issuer that receives an audit opinion that contains a going concern qualification to make a public announcement to that effect through the news media. This announcement and press release do not represent any amendment to SPACEHAB’s 2007 Annual Report on Form 10-K.

On September 28, 2007, the Company issued a press release announcing these events.  A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by this reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.  The following exhibits are filed herewith:

Exhibit Number	Title of Document

99.1	Press Release dated September 28, 2007 announcing these events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

September 28, 2007	By:	/s/ Brian K. Harrington
Brian K. Harrington
Sr. Vice President and Chief Financial Officer